                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                       Rubi Tractament Termic Eficient, SA

The underdesigned, Cesar Rodriguez,  attorney-at-law,  officiating under Spanish
Bar Association, declares that:

1.- Rubi  Tractament  Termic  Eficient,  SA  hereinafter  referred  to as:  "The
Company"-is a closed company with limited liability, organised under the laws of
Spain,  having its registered  office at Av. Paral.lel 51, First Floor,  08004 -
Barcelona  Spain) and having its offices at the same place, and being registered in the Mercantile Register of Barcelona in Tomo 32.367, hoja B-208.465.

2.- According to the registration of the aforementioned Mercantile Register, the
Articles  of  Association  of the  Company  have  not  been  amended  since  the incorporation at civil law notary, officiating in Barcelona on 26 July 1999.

3.- According to those Articles of  Association  of the Company,  the purpose of the Company is the promotion, construction,  installation and development of any activity related to energy  production.  The listed  activities can be developed indirectly,  totally or partially, through participation in other companies with analogous or identical object.

4.- The company can participate in, manage and finance these enterprises.

5.- According to the registration of the aforementioned Mercantile Register, the directors of the Company are:

1.   D. Jose-Enrique  Pueyo Vergara,  adult of age,  Spanish,  with professional domicile in Av. Paral.lel 51, First Floor, 08004 - Barcelona Spain)

2.   D. Oriol Vilar Roquet, adult of age, Spanish, with professional domicile in
     Av. Paral.lel 51, First Floor, 08004 - Barcelona Spain)

3.   D. Jeronimo  Angulo  Aramburu,  adult of age,  Spanish,  with  professional domicile in Av. Paral.lel 51, First Floor, 08004 - Barcelona Spain)

4.   D. Jaume Beleta Supervia, adult of age, Spanish, with professional domicile in Av. Paral.lel 51, First Floor, 08004 - Barcelona Spain)

5.   D. Jordi Jane I Bru, adult of age, Spanish,  with professional  domicile in
     Av. Paral.lel 51, First Floor, 08004 - Barcelona Spain)

6.   D. Josep-Maria Obis I Soriano,  adult of age,  Spanish,  with  professional domicile in Av. Paral.lel 51, First Floor, 08004 - Barcelona Spain)

7.   D. Jose-Luis Jurado I Candaliga,  adult of age, Spanish,  with professional domicile in Av. Paral.lel 51, First Floor, 08004 - Barcelona Spain)

8.   D. Conrad Meseguer I Sebastia,  adult of age,  Spanish,  with  professional domicile in Av. Paral.lel 51, First Floor, 08004 - Barcelona Spain)

Signed in Madrid on 10 April 2001

Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N°3.133